EXHIBIT  32

     The undersigned in their capacities as Chief Executive Officer and Chief Financial Officer of the Registrant do hereby certify that:

     (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (ii) information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the report.


Date:  November  7,  2003                 By:  /s/  Ralph  E.  Bailey
                                               ----------------------
                                          Ralph  E.  Bailey
                                          Chairman,  Managing  Director
                                          and  Chief  Executive  Officer

Date:  November  7,  2003                 By:  /s/  Scott  M.  Schecter
                                               ------------------------
                                          Scott  M.  Schecter
                                          Chief  Financial  Officer,
                                          Vice  President  and
                                          Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.